UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2018

FULL HOUSE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Summerlin 1980 Festival Plaza Drive, Suite 680 Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 221-7800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On March 26, 2018, Full House Resorts, Inc. (the "Company") closed its previously-announced registered direct offering for a total of 3,943,333 shares of its common stock at a price of $3.00 per share, resulting in gross proceeds to the Company of $11,829,999. Mr. Ellis Landau, a director of the Company, purchased 100,000 shares of common stock in the offering. Net proceeds to the Company from the offering are expected to be approximately $11.5 million, after deducting placement agent fees and estimated offering expenses payable by us. The Company anticipates using the net proceeds from the offering for general corporate purposes, including Phase One of its planned expansion of Bronco Billy's Casino and Hotel in Cripple Creek, Colorado. Phase One includes exercising its options to purchase the Imperial Hotel and certain parcels of land adjacent to Bronco Billy's, and constructing a 286-space parking garage. Phase One also includes completing the refurbishment of the Imperial Hotel and refurbishing and re-opening the Imperial Casino, which the Company has the option to either lease or purchase.

Union Gaming Securities LLC ("Union Gaming") acted as the Company's exclusive placement agent for the offering and received a placement agent fee from the Company in the amount of $250,000. The Company also reimbursed Union Gaming for its expenses in connection with the offering in the amount of $25,000.

The offering was made pursuant to the Company's shelf registration statement on Form S-3 (File No. 333-222390), which was declared effective by the Securities and Exchange Commission (the "Commission") on January 12, 2018. The registration statement includes a base prospectus, a preliminary prospectus supplement filed with the Commission on March 22, 2018 and a final prospectus supplement filed with the Commission on March 26, 2018.

Immediately following the completion of the offering, the Company had 26,914,259 shares of common stock outstanding.

On March 26, 2018, the Company issued a press release announcing the closing of the offering. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 hereto.

Item 9.01         Financial Statements and Exhibits.

(d)	Exhibits

	No.	Description
	99.1	Press Release dated March 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: March 26, 2018	/s/ Lewis A. Fanger
Lewis A. Fanger, Senior Vice President, Chief Financial Officer & Treasurer